POWER OF ATTORNEY

      Know all by these present, that the undersigned hereby constitutes and appoints Jubal R. Thompson, the General Counsel of Comstock Holdings Company, Inc. (the "Company") and Jimmy Mandich, the Controller of the Company, or any of them, the undersigned's true and lawful attorney-in-fact to:

    1.   prepare, execute, acknowledge, deliver and file beneficial ownership reports on Forms 3, 4 and 5 (including any amendments or authentications thereto) of the Company with the Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as may be amended from time to time;

    2.     seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

      3.     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      In affixing his signature to this Power of Attorney, the undersigned hereby revokes any and all previously executed powers of attorney for the same or similar purposes.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of _______________, 2023.

    ______________        Signature
      Thomas J. Holly

LEGAL02/42450850v1

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